SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-7

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2005

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 3.02  Unregistered Sale of Equity Securities

        Derma Sciences, Inc. (the “Registrant”) on February 8, 2005, extended through February 8, 2005, and concluded, the offer and sale of 2,760,000 units (the “Units”) at $0.50 per Unit, each Unit consisting of one share of the Registrant’s common stock, $0.01 par value (the “Common Stock”), and one four-year warrant to purchase one share of Common Stock at the price of $1.05 (the “Warrants”). Neither the Units nor the Common Stock component of the Units nor the Common Stock issuable upon exercise of the Warrants (the latter, collectively, the “Underlying Common Stock”) have been registered under the Securities Act of 1933 (the “Act”) and were offered pursuant to the exemptions from registration set forth in section 4(2) of the Act and Regulation D, Rules 501-503 and 506 promulgated thereunder. The Units were offered exclusively to “accredited investors” as this term is defined in Rule 501(a) of Regulation D. Neither the Units nor the Underlying Common Stock may be reoffered or resold absent either registration under the Act or the availability of an exemption from registration requirements. The Registrant has undertaken to file a registration statement relative to the Underlying Common Stock within 30 days after termination of the offering.

        Pursuant to the offering, the following securities have been sold on the dates indicated:

Date	Units Sold	Proceeds

December 10, 2004 (1)	400,000	$200,000
December 14, 2004 (1)	720,000	360,000
December 15, 2004 (2)	300,000	150,000
December 28, 2004 (3)	135,000	67,500
January 3, 2005 (4)	100,000	50,000
January 10, 2005 (5)	200,000	100,000
January 11, 2005 (6)	60,000	30,000
January 14, 2005 (6)	40,000	20,000
January 25, 2005 (6)	460,000	230,000
January 31, 2005 (7)	245,000	122,500
February 8, 2005	100,000	50,000

Total	2,760,000	$1,380,000
	=======	=======

        The Registrant will pay commissions incident to the sale of Units of up to 9% of the purchase price thereof and may grant five-year options to purchase Common Stock of the Registrant equal to 10% of the Common Stock sold in the offering and exercisable at $0.625 per share. Commissions are not payable with respect to Units sold to the Registrant’s current shareholders, officers and directors. Commissions in the amount of $96,900 and 198,000 options to purchase Common Stock at $0.625 per share have been earned.

____________________________
(1) This sale was previously reported by the Registrant on Form 8-K filed December 16, 2004.
(2) This sale was previously reported by the Registrant on Form 8-K/A filed December 20, 2004.
(3) This sale was previously reported by the Registrant on Form 8-K/A-2 filed December 29, 2004.
(4) This sale was previously reported by the Registrant on Form 8-K/A-3 filed January 6, 2005.
(5) This sale was previously reported by the Registrant on Form 8-K/A-4 filed January 10, 2005.
(6) This sale was previously reported by the Registrant on Form 8-K/A-5 filed January 27, 2005.
(7) This sale was previously reported by the Registrant on Form 8-K/A-6 filed February 4, 2005.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: February 10, 2005	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer